UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2026

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 930-7440
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of John C. (Hans) Morris

After nearly thirteen years of service on the Board of Directors (the “Board”) of LendingClub Corporation (the “Company”), on January 22, 2026, John C. (Hans) Morris notified the Company of his intent to resign from the Board, including his role as independent Chairman of the Board and all committees of the Board, effective as of March 31, 2026.

Mr. Morris has provided over a decade of invaluable leadership, service and support to the Company, enabling the transformation of its business and financial profile. His decision was not as a result of any disagreement with the Company.

Appointment of Timothy J. Mayopoulos as Chairman

In connection with Mr. Morris’s departure, the Board has appointed Timothy J. Mayopoulos as independent Chairman of the Board effective as of April 1, 2026. Mr. Mayopoulos has served on the Board since 2016 and brings decades of experience in financial services leadership and governance.

Resignation of Annie Armstrong

On January 22, 2026, Annie Armstrong informed the Company of her intent to resign from her role as Chief Risk Officer of the Company effective as of March 1, 2026. To facilitate an orderly transition, Ms. Armstrong is expected to subsequently remain an employee of the Company in a non-executive capacity through March 31, 2026.

Ms. Armstrong has led multiple critical enhancements to the Company’s risk function, enabling the success of its bank-charter initiative. Her decision was not as a result of any disagreement with the Company.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	January 27, 2026	By:	/s/ ANDREW LABENNE
Andrew LaBenne
Chief Financial Officer